Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports March 2009 Quarter Financial Results

ATLANTA, April 21, 2009 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2009 quarter.  Key points include:

•	Delta’s net loss for the March 2009 quarter was $693 million, excluding the special items described below[1], or $0.84 per diluted share.
•	Excluding $684 million in realized fuel hedge losses and special items, Delta’s results were breakeven.
•	Delta’s reported net loss for the March 2009 quarter was $794 million, or $0.96 per diluted share.
•	In the March 2009 quarter, Delta realized approximately $100 million in synergy benefits from its merger with Northwest Airlines.
•	Delta generated approximately $600 million in operating cash flow and ended the quarter with $5 billion in unrestricted liquidity, which was unchanged from the balance at Dec. 31, 2008.

 “Despite the worst economic recession in our lifetime, the fundamental strength of Delta’s business allowed us to deliver breakeven results this quarter, excluding fuel hedge losses and special items. These results would not be possible without the hard work of all Delta employees – they are running a great airline while executing a seamless integration in the midst of this very difficult economic environment.,” said Richard Anderson, Delta’s chief executive officer.  “We remain focused on making disciplined decisions about capacity, costs and capital, achieving merger synergies and finding new sources of revenue.”

Delta completed its merger with Northwest Airlines on Oct. 29, 2008. Unless otherwise indicated, Delta presents financial results on a GAAP basis2 which reflects both Delta and Northwest financial results for the March 2009 quarter, but only Delta standalone results for the March 2008 quarter. Delta believes this presentation is not meaningful in comparing year-over-year performance. As a result, the company also presents financial and operating information on a “combined basis”. The combined basis compares Delta’s GAAP results for the March 2009 quarter to results for the March 2008 quarter including both Delta and Northwest results for the entire period.

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Revenue Environment
Delta’s operating revenue on a GAAP basis grew 40% to $6.7 billion in the March 2009 quarter as a result of its merger with Northwest Airlines. However, on a combined basis, operating revenue declined $1.2 billion, or 15% year-over-year.

(in millions)	1Q09 GAAP[3]	1Q08 GAAP[3]	Incr (Decr)	1Q09 GAAP[3]	1Q08 Combined[4]	Incr (Decr)

Passenger	5,601	4,100	37%	5,601	6,808	(18%	)
Cargo	185	134	38%	185	331	(44%	)
Other, net	898	532	69%	898	761	18%
Total Operating Revenue	6,684	4,766	40%	6,684	7,900	(15%	)

On a combined basis:
•
Passenger revenue decreased 18%, or $1.2 billion, compared to the prior year period due to the global economic recession and a 6% decline in capacity.  Passenger unit revenue (PRASM) declined 12%, driven by a 9% decline in yield and a 3 point decline in load factor;

•
Cargo revenue declined 44%, or $146 million.  This decline reflects significant weakness in demand and yields due to the global economic recession and declining fuel surcharge revenue, as well as reductions of dedicated freighter capacity; and

•	Other, net revenue grew 18%, or $137 million, primarily due to increased revenue from baggage fees implemented in 2008.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease) 1Q09 (GAAP3) versus 1Q08 (Combined4)
	1Q09 ($M) GAAP[3]	Change YOY	Unit Revenue	Yield	Capacity

Passenger Revenue
Domestic[5]	$2,648	(21.4%)	(10.8%)	(10.7%)	(12.3%)
Atlantic	843	(18.6%)	(19.7%)	(11.6%)	1.3%
Latin America	321	(9.8%)	(10.6%)	(3.2%)	1.1%
Pacific	555	(7.5%)	(2.8%)	1.0%	(4.8%)
Total mainline	4,367	(18.6%)	(12.2%)	(9.2%)	(7.3%)
Regional	1,234	(14.6%)	(13.8%)	(10.8%)	(0.8%)
Consolidated	$5,601	(17.7%)	(12.1%)	(9.0%)	(6.4%)

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“Despite signs of stabilization in recent demand trends, we expect the revenue environment to continue to be under significant pressure for the remainder of the year,” said Edward Bastian, Delta’s president.  “We believe lower fuel prices, combined with a focus on accelerating merger synergies and other initiatives will more than offset the revenue decline. The fundamentals of our business remain strong, and once the economic outlook improves, Delta will be best positioned to take advantage of the global recovery.”

Response to Global Recession
In response to the global recession, Delta is implementing the following initiatives in 2009 to increase revenues, reduce costs and preserve liquidity:
•	Effective today, for international travel beginning July 1, Delta will charge customers a $50 fee to check a second bag, which the company expects to generate more than $100 million annually.
•	To improve profitability in its cargo operation, Delta will ground its entire fleet of 14 B747-200 freighter aircraft effective Dec. 31, 2009 due to that fleet’s age and inefficiency.
•
As previously announced, Delta will reduce international capacity by 10%, compared to the prior year, beginning in September 2009. As a result, in the December 2009 quarter, Delta expects system capacity to be down 6%-8%, and international capacity to be down 9%-11%, year-over-year.

•	Delta is accelerating merger synergies to the extent possible, including certain initiatives related to cross-fleeting, technology, and loyalty programs, among others.
•
More than 2,500 employees participated in Delta’s voluntary early out and early retirement programs offered in January 2009. Most of the employees who elected to participate in these programs are expected to leave the company following the summer travel season.

Cost Discipline
In the March 2009 quarter, Delta’s operating expense on a GAAP basis decreased $3.9 billion year-over-year to $7.2 billion primarily due to a $6.1 billion goodwill impairment charge recorded in the March 2008 quarter and lower fuel expenses, partially offset by the impact of the company’s merger with Northwest Airlines. On a combined basis, excluding special items, operating expense decreased $1.1 billion due primarily to lower fuel expense.

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(in millions)	1Q09 GAAP[3]	1Q08 GAAP[3]	Incr (Decr)		1Q09 GAAP[3]	1Q08 Combined[4]	Incr (Decr)

Operating expense	7,167	11,027	(35%	)	7,167	18,214	(61%	)
Operating expense excluding special items	7,066	4,911	44%		7,066	8,158	(13%	)
Mainline CASM	11.68	31.70	(63%	)	11.68	31.34	(63%	)
Mainline CASM excluding fuel expense and special items	7.76	7.17	8%		7.76	7.40	5%
Non-operating expense	311	129	NM		311	215	45%

On a combined basis:
•
Mainline unit cost (CASM6) excluding fuel expense and special items increased 5% year-over-year in the March 2009 quarter due to higher pension expense and cost pressure from capacity reductions. These increases were partially offset by lower revenue-related expenses and improved productivity.

•	Non-operating expenses increased $96 million in the March 2009 quarter primarily due to debt discount amortization related to purchase accounting.

Liquidity Position
As of March 31, 2009, Delta had $5 billion in unrestricted liquidity, including $4.5 billion in cash, cash equivalents and short-term investments and $500 million available under an undrawn line of credit. In addition, net cash collateral posted with hedge counterparties was approximately $400 million.

Capital expenditures during the quarter were approximately $500 million, including $450 million for aircraft, parts and modifications, net of aircraft sales. In addition, during the quarter, Delta paid approximately $540 million related to debt and capital lease obligations.

“Delta’s operations generated more than $600 million in cash during the quarter, reflecting our employees’ continued focus on liquidity preservation, productivity improvements, and achieving our targeted synergy benefits,” said Hank Halter, chief financial officer.  “Despite a decline in our expected revenue outlook, we continue to project a profit for the year, as well as grow our unrestricted liquidity to more than $6 billion by the end of the year.”

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Merger with Northwest
Delta completed its merger with Northwest on Oct. 29, 2008, creating the world’s largest airline. During the March 2009 quarter, Delta realized approximately $100 million in merger synergies, and expects to generate at least $500 million in total synergies in 2009. The company is on track in its integration efforts and significant milestones have been accomplished seamlessly. Recent achievements include:
•	Resolving union representation and seniority integration for aircraft maintenance technicians, other Technical Operations employee groups, dispatchers and meteorologists;
•
Receiving recommendations for fair and equitable seniority integration methods from committees representing pre-merger Delta employees in In-Flight Service, Airport Customer Service, Cargo, Reservations and Stores;

•	Offering all Northwest-operated flights for sale on delta.com;
•	Initiating cross-fleeting from our hubs to key markets such as London, Paris and Rome;
•
Aligning Delta’s SkyMiles and Northwest’s WorldPerks programs, including linking frequent flyer accounts, consolidating mileage balances, and offering a three-tiered award structure with more choices for award travel;

•	Completing the integration and re-branding of more than 130 stations, including Northwest’s three domestic hubs in Minneapolis-St. Paul, Detroit and Memphis;
•	Providing consistent domestic onboard products, including expanded food offerings in both First and Economy class, and offering in-flight entertainment on select long-haul Northwest-operated flights;
•	Announcing the consolidation and re-branding of Delta Crown Room Clubs and Northwest WorldClubs into Delta SkyClubs, beginning mid-April; and
•	Outfitting more than 16,000 pre-merger Northwest pilots, flight attendants, SkyClub representatives, and gate and ticketing agents in Delta’s designer uniforms.

In addition, Delta remains on track to achieve its Single Operating Certificate by the end of 2009. Progress toward gaining acceptance from the FAA for integrated processes is proceeding smoothly and the company is beginning to harmonize processes as formal approvals are received.

Fuel Price and Related Hedges
Delta hedged 77% of its fuel consumption for the March 2009 quarter, which drove $684 million in realized fuel hedge losses for the period. As a result, Delta’s average fuel price for the March 2009 quarter was $2.26 per gallon, including hedge losses, taxes and transportation7.

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 The table below represents the fuel hedges Delta had in place as of April 16, 2009 (see Note A for additional information about Delta’s fuel hedges):

	1Q	2Q	3Q	4Q	2009
Call options	7%	12%	29%	19%	17%
Collars	33%	26%	4%	0%	16%
Swaps	37%	37%	23%	17%	28%
Total	77%	75%	56%	36%	61%
Downside participation		37%	73%	83%
All-in projected fuel price / gallon*	$2.26	$2.08	$1.91	$1.73	$1.99
Hedge loss/gallon included in projected price	$0.71	$0.45	$0.18	$0.03	$0.34

* Includes tax and transportation costs of approximately $0.17/gallon, and call option premiums

June 2009 Quarter and Full Year 2009 Guidance
Delta’s projections for the June 2009 quarter and 2009 performance are below. This guidance is presented on a combined basis8.

	2Q 2009 Forecast	2009 Forecast

Fuel price, including taxes and hedges	$2.08	$1.99

Operating margin	4% - 6%	4% - 6%

Capital expenditures	$650 million	$1.5 billion

	2Q 2009 Forecast (compared to 2Q 2008)	2009 Forecast (compared to 2008)

Mainline unit costs - excluding fuel expense and profit sharing	Up 3% - 5%	Up 4% - 6%

System capacity	Down 5% - 7%	Down 6% - 8%
Domestic	Down 6% - 8%	Down 8% - 10%
International	Down 5% - 7%	Down 5% - 7%

Mainline capacity	Down 6% - 8%	Down 6% - 8%
Domestic	Down 8% - 10%	Down 10% - 12%
International	Down 5% - 7%	Down 5% - 7%

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Ancillary Businesses
Delta’s ancillary businesses include TechOps, the largest airline maintenance, repair and overhaul (MRO) organization in North America, which serves more than 100 aviation and airline customers around the world, and DAL Global Services, which provides general aviation services, training and technical services, and staffing to airlines including Delta.  The following table provides summarized financial information about these businesses for the March 2009 quarter.

	Three Months Ended March 31, 2009
	TechOps (MRO)	DAL Global Services
Operating Revenue (in millions)	$126	$49
Operating Margin	12%	4%

Special Items
Delta recorded $101 million in special items in the March 2009 quarter, consisting primarily of:
•	A $50 million charge for severance primarily related to voluntary workforce reduction programs offered in January 2009; and
•	$49 million in merger-related expenses.

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three months ended March 31, 2009 and 2008; a statistical summary for those periods; selected balance sheet data as of March 31, 2009 and Dec. 31, 2008; and a reconciliation of certain non-GAAP financial measures.

About Delta

Delta Air Lines is the world’s largest airline.  From its hubs in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Salt Lake City, Paris, Amsterdam and Tokyo-Narita, Delta, its Northwest subsidiary and Delta Connection carriers offer service to 368 destinations in 66 countries and serve more than 170 million passengers each year.  Delta’s marketing alliances allow customers to earn and redeem either SkyMiles or WorldPerks on more than 16,000 daily flights offered by SkyTeam and other partners. Delta‘s more than 70,000 employees worldwide are reshaping the aviation industry as the only U.S. airline to offer a full global network.  Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.

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Endnotes

1 Note B to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Delta’s financial results under generally accepted accounting principles (GAAP) include the results of Northwest Airlines for the periods following the completion of the merger, which occurred on Oct. 29, 2008. Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the March 2008 quarter do not include the results of Northwest Airlines for that period.

3 Financial results based on GAAP include consolidated results for both Delta and Northwest for the March 2009 quarter but only Delta standalone for the March 2008 quarter.

4 Combined financial information includes results for both Delta and Northwest for the March 2008 quarter.

5 Domestic unit revenue, yield and capacity exclude charter operations.

6 Delta excludes from mainline unit cost expenses for aircraft maintenance and staffing services which it provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance and staffing services to third parties, freighter operations and MLT.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

7 March 2009 quarter average fuel price of $2.26 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

8 Year-over-year guidance comparisons assume the 2008 financial information for the applicable periods include Delta and Northwest results for the entire period, excluding special items and out-of-period fuel hedge losses.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in its operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 21, 2009, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,	$ Change	% Change
(in millions, except per share data)	2009	2008(1)	H(L)	H(L)

OPERATING REVENUE:
Passenger:
Mainline	$4,367	$3,061	$1,306	43%
Regional carriers	1,234	1,039	195	19%
Total passenger revenue	5,601	4,100	1,501	37%
Cargo	185	134	51	38%
Other, net	898	532	366	69%
Total operating revenue	6,684	4,766	1,918	40%
OPERATING EXPENSES:
Aircraft fuel and related taxes	1,893	1,422	471	33%
Salaries and related costs	1,867	1,091	776	71%
Contract carrier arrangements (2)	908	928	(20)	(2%)
Depreciation and amortization	384	297	87	29%
Aircraft maintenance materials and outside repairs	424	268	156	58%
Contracted services	458	254	204	80%
Passenger commissions and other selling expenses	356	225	131	58%
Landing fees and other rents	316	167	149	89%
Passenger service	135	84	51	61%
Aircraft rent	121	64	57	89%
Impairment of goodwill	-	6,100	(6,100)	NM
Restructuring and merger-related items	99	16	83	NM
Other	206	111	95	86%
Total operating expense	7,167	11,027	(3,860)	(35%)
OPERATING LOSS	(483)	(6,261)	5,778	(92%)
OTHER (EXPENSE) INCOME:
Interest expense	(308)	(147)	(161)	NM
Interest income	10	27	(17)	(63%)
Miscellaneous, net	(13)	(9)	(4)	(44%)
Total other expense, net	(311)	(129)	(182)	NM
LOSS BEFORE INCOME TAXES	(794)	(6,390)	5,596	(88%)
INCOME TAX	-	-	-	-
NET LOSS	(794)	(6,390)	5,596	(88%)
BASIC AND DILUTED LOSS PER SHARE	$(0.96)	$(16.15)
WEIGHTED AVERAGE SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	825	396

(1) Pursuant to GAAP, results for the March 2008 quarter presented in this table reflect Delta standalone results only. See Note B for a representation of “Combined” results for the March 2008 quarter, which includes Northwest results for that period.
(2) Contract carrier arrangements expense includes $195 million and $320 million for the three months ended March 31, 2009 and 2008, respectively, for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	Mar. 31,	Dec. 31,
	2009	2008
	(Unaudited)

Cash and cash equivalents	$4,441	$4,255
Short-term investments	67	212
Restricted cash and cash equivalents (short-term and long-term)	411	453
Total assets	44,392	45,014
Total debt and capital leases, including current maturities	16,596	16,571
Total shareowners' equity	519	874

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DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Three Months Ended March 31,
	2009		2008 Combined[1]		Change
Consolidated:
Revenue Passenger Miles (millions) (2)	42,960		47,508		(9.6%)
Available Seat Miles (millions) (2)	55,740		59,575		(6.4%)
Passenger Mile Yield (2)	13.04	¢	14.33	¢	(9.0%)
Passenger Revenue per Available Seat Mile (PRASM)(2)	10.05	¢	11.43	¢	(12.1%)
Operating Cost Per Available Seat Mile (CASM) (2)	12.52	¢	30.05	¢	(58.3%)
CASM excluding Special Items (2) - See Note B	12.33	¢	13.17	¢	(6.4%)
CASM excluding Special Items and Fuel Expense and Related Taxes(2) - See Note B	8.98	¢	9.07	¢	(1.0%)
Passenger Load Factor (2)	77.1%		79.7%		(2.6)	pts
Fuel Gallons Consumed (millions) (2)	924		1,022		(9.6%)
Average Price Per Fuel Gallon, net of hedging activity(2)	$2.26		$2.90		(21.5%)
Number of Aircraft in Fleet, End of Period	1,015		1,021		NM
Full-Time Equivalent Employees, End of Period	83,822		89,575		(6.4%)

Mainline:
Revenue Passenger Miles (millions)	37,201		41,504		(10.4%)
Available Seat Miles (millions)	47,764		51,539		(7.3%)
Operating Cost Per Available Seat Mile (CASM) (3)	11.68	¢	31.34	¢	(62.7%)
CASM excluding Special Items - See Note B	11.46	¢	11.83	¢	(3.4%)
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note B	7.76	¢	7.40	¢	4.9%
Number of Aircraft in Fleet, End of Period	750		799		(6.1%)

1 Data presented reflects operations for both Delta and Northwest for the March 2008 quarter.
2  Data presented includes operations under our contract carrier arrangements.
3  Reflects alignment of mainline CASM calculation methodology between Delta and Northwest. As a result, March 2008 quarter mainline non-fuel CASM (on a combined basis) differs from the previously reported amount of 7.47 cents.

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Note A:
The tables below represent additional information about fuel hedges Delta had in place as of April 16, 2009:

	2009
Positions Purchased Prior to Nov. 15, 2008:
	Q2	Q3	Q4
Call options	7%	18%	15%
Collar	26%	4%	-
Swap	-	-	-
Total	33%	22%	15%

Avg. crude call cap	$90	$82	$86
Avg. crude collar cap	$122	$127	$-
Avg. crude collar floor	$108	$118	$-

Positions Purchased Since Nov. 15, 2008:
Call options	5%	11%	4%
Swap	37%	23%	17%
Total	42%	34%	21%

Avg. crude cap	$59	$63	$63

Total hedge percent	75%	56%	36%

Note B: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•
Delta completed its merger with Northwest Airlines on October 29, 2008. Accordingly, Delta’s financial results under GAAP include the results of Northwest Airlines for the period January 1, 2009 through March 31, 2009.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the March 2008 quarter do not include the results of Northwest Airlines for that period.  This impacts the comparability of Delta’s financial statements under GAAP for the March 2009 and 2008 quarters.

Delta presents its financial results for the March 2009 and March 2008 quarters under GAAP as well as on a “combined basis.”   “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

This press release also includes guidance for the June 2009 quarter and full year 2009.  Please note the year-over-year guidance comparisons assume the 2008 financial statements for the applicable periods were prepared on a combined basis, excluding special items and out-of-period fuel hedge losses.  Delta is unable to reconcile certain forward-looking projections to GAAP, including projected Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•	Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•	Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to present financial results related to operations in the period shown.

•	Delta presents Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices masks the progress toward achieving business plan targets.

•
Mainline cost per available seat mile (CASM) excludes transactions with third parties as these costs are not associated with the generation of a seat mile.  These transactions include expenses related to Delta’s providing maintenance services, staffing services and freight operations as well as Delta’s vacation wholesale operations.

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DELTA AIR LINES, INC.
Unaudited Combined Statements of Operations

	Three Months Ended March 31, 2008
(in millions)	Delta [1]	Northwest [1]	Special Items		Combined

OPERATING REVENUE:
Passenger:
Mainline	$3,061	$2,302	$-		$5,363
Regional carriers	1,039	406	-		1,445
Total passenger revenue	4,100	2,708	-		6,808
Cargo	134	197	-		331
Other, net	532	229	-		761
Total operating revenue	4,766	3,134	-		7,900

Aircraft fuel and related taxes	1,422	1,115	-		2,537
Salaries and related costs	1,091	728	-		1,819
Contract carrier arrangements	928	264	-		1,192
Aircraft maintenance materials and outside repairs	268	209	-		477
Contracted services	254	206	-		460
Passenger commissions and other selling expenses	225	215	-		440
Depreciation and amortization	297	148	(17)	[2]	428
Landing fees and other rents	167	129	-		296
Aircraft rent	64	54	-		118
Passenger service	84	59	-		143
Impairment of goodwill	6,100	3,917	(10,017)	[3]	-
Restructuring and merger-related items	16	-	(16)	[4]	-
Other	111	143	(6)	[5]	248
Total operating expense	11,027	7,187	(10,056)		8,158

OPERATING (LOSS) INCOME	(6,261)	(4,053)	10,056		(258)

Interest expense	(147)	(114)	-		(261)
Interest income	27	36	-		63
Miscellaneous, net	(9)	(8)	-		(17)
Total other expense, net	(129)	(86)	-		(215)

LOSS BEFORE INCOME TAXES	(6,390)	(4,139)	10,056		(473)
INCOME TAX BENEFIT	-	-	-		-
NET LOSS	$(6,390)	$(4,139)	$10,056		$(473)

[1] Prior period amounts have been reclassified to conform to current presentation.
[2] $17M relates to fixed asset impairments
[3] $10,017M relates to goodwill impairments
[4] $16M relates to severance charges associated with voluntary workforce reduction programs
[5] $6M relates to merger-related expenses

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	Three Months Ended
	March 31,
	2009	2008
(in millions)
Net loss	$(794)	$(6,390)
Items excluded:
Impairment of goodwill	-	6,100
Restructuring and merger-related items	99	16
MTM adjustments to fuel hedges settling in future periods	2	-
Net loss excluding special items	$(693)	$(274)
Northwest net loss for the three months ended March 31, 2008		(4,139)
Items excluded
Impairment of goodwill and other assets		3,934
Merger-related expenses		6
Combined net loss excluding special items		$(473)
Combined net loss including special items		$(10,529)

	Three
	Months
	Ended
(in millions, except per share data)	03/31/09
Net loss excluding special items	$(693)
Basic and diluted weighted average shares outstanding	825

Basic and diluted loss per share excluding special items	$(0.84)

	Three
	Months
	Ended
(in millions)	03/31/09
Net loss excluding special items	$(693)
Items excluded:
Fuel hedge losses on contracts that settled in 2009	684

Net loss excluding fuel hedge losses and special items	$(9)

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	Passenger and operating revenue
	Three Months Ended March 31, 2008			Passenger
(in millions, except unit data)	Delta	Northwest	Combined	Mile Yield		PRASM
Passenger:
Domestic	$1,940	$1,431	$3,371	13.46	¢	10.94	¢
Atlantic	718	318	1,036	12.18		9.23
Latin America	356	-	356	12.72		10.26
Pacific	47	553	600	11.47		9.89
Total mainline	3,061	2,302	5,363	12.92		10.41
Regional carriers	1,039	406	1,445	24.07		17.98
Total passenger revenue	4,100	2,708	6,808	14.33		11.43
Cargo	134	197	331
Other, net	532	229	761
Total operating revenue	$4,766	$3,134	$7,900

	Three Months Ended
	March 31,
(in millions)	2009	2008
Operating expense	$7,167	$11,027
Items excluded:
Impairment of goodwill	-	(6,100)
Restructuring and merger-related items	(99)	(16)
MTM adjustments to fuel hedges settling in future periods	(2)	-
Operating expense excluding special items	$7,066	$4,911

Northwest results for the three months ended March 31, 2008		7,187
Items excluded:
Impairment of goodwill and other assets		(3,934)
Restructuring and merger-related items		(6)
Combined operating expense excluding special items		$8,158

Combined operating expense including special items		$18,214

(in millions)
Total other expense, net		$(129)
Northwest results for the three months ended March 31, 2008		(86)
Combined Total other expense, net excluding special items		$(215)

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	Three Months Ended March 31,
	2009		2008
	GAAP		Combined
CASM	12.86	¢	30.57	¢
Transactions with third parties and other	(0.34)		(0.52)
CASM excluding items not related
to generation of a seat mile	12.52	¢	30.05	¢
Items excluded:
Impairment of goodwill and other assets	-		(16.84)
Restructuring and merger-related items	(0.18)		(0.04)
MTM adjustments to fuel hedges settling in future periods	(0.01)		-
CASM excluding special items	12.33	¢	13.17	¢
Fuel expense and related taxes	(3.35)		(4.10)
CASM excluding fuel expense
and related taxes and special items	8.98	¢	9.07	¢
ASMs	55,740		59,575

	Three Months Ended March 31,
	2009		2008		2008
	GAAP		Combined		GAAP
Mainline CASM	12.14	¢	31.96	¢	32.29	¢
Transactions with third parties and other	(0.46)		(0.62)		(0.59)
Mainline CASM excluding items not related
to generation of a seat mile	11.68	¢	31.34	¢	31.70	¢
Items excluded:
Impairment of goodwill and other assets	-		(19.47)		(20.15)
Restructuring and merger-related items	(0.21)		(0.04)		(0.05)
MTM adjustments to fuel hedges settling in future periods	(0.01)		-		-
Mainline CASM excluding special items	11.46	¢	11.83	¢	11.50	¢
Fuel expense and related taxes	(3.70)		(4.43)		(4.33)
Mainline CASM excluding fuel expense
and related taxes and special items	7.76	¢	7.40	¢	7.17	¢
ASMs	47,764		51,539		30,270

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	FORECAST
	June 2009 Quarter				Full Year 2009
	Projected Range				Projected Range

Mainline CASM projection	11.19	¢	11.33	¢	11.22 ¢	11.36 ¢
Items excluded:
Transactions with third parties and other	(0.55)		(0.55)		(0.58)	(0.58)
Profit Sharing	-		-		(0.03)	(0.03)
Fuel expense and related taxes	(3.37)		(3.37)		(3.21)	(3.21)
Mainline CASM projection excluding fuel expense
and related taxes and special items	7.27	¢	7.41	¢	7.40 ¢	7.54 ¢
Change year-over-year in Mainline CASM excluding
fuel expense and related taxes and special items	3%		5%		4%	6%